UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 28, 2006
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17140 Bernardo Center Drive, Suite 222
San Diego, CA		92128
(Address of principal executive offices)		(Zip Code)
(858) 485-9840
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01 Entry into a Material Definitive Agreement.
     On December 28, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of BioMed Realty Trust, Inc. (the “Company”) approved, pursuant to the Company’s and its Operating Partnership’s 2004 Incentive Award Plan, as amended (the “Plan”), grants of awards of profits interests in BioMed Realty, L.P., a subsidiary of the Company through which we conduct substantially all of our business (the “Operating Partnership”), in the form of a new class of limited partnership interests (“LTIP Units”) to certain senior officers of the Company. The Company entered into an LTIP Unit award agreement (“Award Agreement”) with each of these senior officers, which agreement provides for (1) the forfeiture of part of the unvested portion of their awards of shares of restricted stock of the Company made pursuant to the Plan (the “Restricted Stock Awards”) and (2) the award in exchange for the forfeited Restricted Stock Awards of an equal number of LTIP Units of the Operating Partnership.
     The terms of each award of LTIP Units are substantially similar to those of the Restricted Stock Awards. Like the Restricted Stock Awards, the LTIP Units are subject to vesting over a period of time. However, an LTIP Unit represents an equity interest in the Operating Partnership, rather than the Company. Initially, LTIP Units will not have full parity with common units of the Operating Partnership with respect to liquidating distributions. Upon the occurrence of certain “triggering events,” the LTIP Units can over time achieve full parity with common units of the Operating Partnership for all purposes, and therefore accrete to an economic value equivalent to one share of common stock of the Company (a “REIT Share”) on a one-for-one basis. If such parity is reached, vested LTIP Units may be redeemed for cash in an amount equal to the then fair market value of an equal number of REIT Shares or converted into an equal number of REIT Shares, as determined by the Company at its election. Each senior officer named below was offered the option to retain all or a portion of his or her unvested Restricted Stock Awards or to forfeit them in exchange for new awards of LTIP Units. Effective December 28, 2006, each of the senior officers named below accepted such offer and thereby amended his or her Award Agreement to cancel part of his or her unvested Restricted Stock Award, and received an equal number of LTIP Units, as specified in each respective Award Agreement. The following chart sets forth the senior officers who elected to forfeit all or a portion of their Restricted Stock Awards and the number of LTIP Units received pursuant to each Award Agreement:

	Forfeited		Replacement
Senior Officer	Restricted Stock Award		LTIP Units
Alan D. Gold	65,000	(1)	65,000	(1)
Gary A. Kreitzer	24,000	(2)	24,000	(2)
John F. Wilson, II	24,000	(2)	24,000	(2)
Matthew G. McDevitt	17,000	(3)	17,000	(3)
R. Kent Griffin, Jr.	10,000	(4)	10,000	(4)

(1)	Vests 25,000 on January 1, 2007, 25,000 on January 1, 2008 and 15,000 on January 1, 2009.

(2)	Vests 9,500 on January 1, 2007, 9,500 on January 1, 2008 and 5,000 on January 1, 2009.

(3)	Vests 2,500 on January 1, 2007, 9,500 on January 1, 2008 and 5,000 on January 1, 2009.

(4)	Vests 5,000 on January 1, 2007 and 5,000 on January 1, 2008.
     A copy of the BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan, as amended to date, is filed as Exhibit 10.1 hereto. A copy of a form of Long Term Incentive Plan Unit Award Agreement is filed as Exhibit 10.2 hereto.
     On December 28, 2006, in connection with the award of the LTIP Units referred to above, the Committee approved, on behalf of the Company in its capacity as the sole general partner of the Operating Partnership, an amendment to the Operating Partnership’s limited partnership agreement to allow for the issuance of LTIP Units to the recipients of the Award Agreements and to establish the terms of the LTIP Units. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, effective as of December 28, 2006, is filed as Exhibit 10.3 hereto.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 of this report is incorporated herein by reference. On December 28, 2006, the Operating Partnership issued 140,000 LTIP Units to certain senior officers of the Company pursuant to the Plan in connection with the transactions described in Item 1.01. The LTIP Units were issued in reliance on the exemption provided by Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Each senior officer who received an award of LTIP Units as described in Item 1.01 is an accredited investor, and had access, through employment and other relationships, to adequate information about the Company and the Operating Partnership.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     The information contained in Item 1.01 of this report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	2004 Incentive Award Plan

10.2	Form of Long Term Incentive Plan Unit Award Agreement

10.3	Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007

BIOMED REALTY TRUST, INC.

	By:	/s/ GARY A. KREITZER
	Name:	Gary A. Kreitzer
	Title:	Executive Vice President